UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT of 1934

Date of Report (Date of Earliest Event Reported):  April 29, 2011

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi  39501

(Address of principal executive offices)

(228) 868-4000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 29, 2011, Hancock Holding Company (“Hancock”) held a special meeting of its shareholders relating to its pending merger with Whitney Holding Corporation (“Whitney”) pursuant to the Agreement and Plan of Merger, dated as of December 21, 2010, between Hancock and Whitney (as it may be amended from time to time, the “Merger Agreement”).

At the special meeting, Hancock shareholders present in person or by proxy voted on the matters described below.

1.             Shareholders approved a proposal to approve the Merger Agreement.  Voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,752,203	439,623	25,579	0

2.             Shareholders approved a proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event there were not sufficient votes at the time of the special meeting to approve the foregoing proposal.  Voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,634,419	1,507,692	75,294	0

Each of the foregoing proposals is described in Hancock’s joint proxy/statement prospectus dated as of April 1, 2011 and filed with the Securities and Exchange Commission.

Item 8.01      OTHER EVENTS.

On April 29, 2011, Hancock and Whitney issued a press release announcing the results of the Hancock and Whitney special meetings of shareholders relating to the pending merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)           The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated April 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

(Registrant)

Date: April 29, 2011

/s/ Paul D. Guichet__________

Name: Paul D. Guichet

Vice President

Investor Relations

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 29, 2011